UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 30, 2017, the Company held its Annual Meeting of Stockholders on June 20, 2017 (the “meeting”). Holders of 59,501,437 shares of the Company’s common stock were present in person or by proxy, representing approximately 92.7% of the Company’s 64,209,900 shares outstanding on the record date of April 24, 2017. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	51,625,832	3,908,365	3,967,240
David H. Edwab	54,522,983	1,011,214	3,967,240
James O. Egan	54,776,421	757,776	3,967,240
Lori H. Greeley	54,777,181	757,016	3,967,240
Christy Haubegger	54,778,221	755,976	3,967,240
John D. Howard	51,717,845	3,816,352	3,967,240
Grace Nichols	54,777,221	756,976	3,967,240
Arthur E. Reiner	54,613,956	920,241	3,967,240
Gregory J. Scott	54,521,470	1,012,727	3,967,240

Proposal 2 — To approve a Stock Appreciation Right and Option Exchange Program:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,367,459	16,823,721	343,017	3,967,240

Proposal 3 — To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,457,592	40,738	3,107	—

Proposal 4 — To hold an advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,988,395	5,518,734	27,068	3,967,240

Proposal 5 — To hold an advisory vote on the frequency of future advisory votes on executive compensation:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
39,272,244	17,488	15,863,713	380,752	3,967,240

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 22, 2017	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer